                                                                                 EXHIBIT III


                                        PARENTS AND SUBSIDIARIES
                                        AS OF DECEMBER 31, 1995

                                                                              PERCENTAGE OF
                                                                                  VOTING
                                                         STATE OR COUNTRY       SECURITIES
                                                         OF INCORPORATION      OWNED BY ITS
                                                         OR ORGANIZATION     IMMEDIATE PARENT
                                                         -----------------   ----------------
Registrant:
  International Business Machines Corporation.........   New York
Subsidiaries:
  IBM Credit Corporation..............................   Delaware                   100
  Integrated Systems Solutions Corp...................   Delaware                   100
  Lotus Development Corporation.......................   Massachusetts              100
  IBM World Trade Corporation.........................   Delaware                   100
    IBM Asia Pacific Service Corporation..............   Japan                      100
    IBM China/Hong Kong Corporation...................   Delaware                   100
    IBM World Trade Asia Corporation..................   Delaware                   100
    WTC Insurance Corporation, Ltd. ..................   Bermuda                    100
    IBM Argentina, S.A. ..............................   Argentina                  100(F)
    IBM Australia Ltd. ...............................   Australia                  100
    IBM Bahamas Ltd. .................................   Bahamas                    100
    IBM de Bolivia, S.A. .............................   Bolivia                    100
    IBM Brasil-Industria, Maquinas e Servicos Ltda....   Brazil                     100(F)
    IBM Canada Limited--IBM Canada Limitee............   Canada                     100
    IBM China Company Limited.........................   China                      100
    IBM de Chile, S.A.C. .............................   Chile                      100(F)
    IBM de Colombia, S.A. ............................   Colombia                    90(A)
    IBM Middle East FZE...............................   United Arab                100
                                                           Emirates
    IBM del Ecuador, C.A. ............................   Ecuador                    100
    IBM Storage Products Kft. ........................   Hungary                    100
    Tata Information Systems Ltd. (TISL)..............   India                       50
    IBM Japan, Ltd. ..................................   Japan                      100
    IBM Korea, Inc. ..................................   Korea (South)              100
    Grupo IBM Mexico, S.A. de C.V. ...................   Mexico                     100(A)
      IBM de Mexico, S.A. ............................   Mexico                     100(A)
    IBM New Zealand Ltd. .............................   New Zealand                100
    IBM del Peru, S.A. ...............................   Peru                       100
    IBM Latin American Region S.A. ...................   Peru                       100
    IBM World Trade Asia-Pacific Corp. ...............   Philippines                 98(A)
    IBM Philippines, Incorporated.....................   Philippines                100(A)
    IBM Romania Srl. .................................   Romania                    100
    IBM Singapore Pte. Ltd ...........................   Singapore                  100
    IBM Taiwan Corporation............................   Taiwan                     100
    Thai Systems Corporation Ltd. ....................   Thailand                   100
    IBM Thailand Company Ltd. ........................   Thailand                   100(A)
    IBM del Uruguay, S.A. ............................   Uruguay                    100
    IBM de Venezuela, S.A. ...........................   Venezuela                  100
    IBM Vietnam Company...............................   Vietnam                    100
    IBM Central Europe & Russia Inc. .................   Delaware                   100
    IBM Oesterreiche Internationale Bueromaschinen
      Gesellschaft m.b.H. ............................   Austria                    100
    IBA (International Belarussian Alliance)..........   Belarus Republic            45
    International Business Machines of Belgium
      S.A. ...........................................   Belgium                    100

                                        PARENTS AND SUBSIDIARIES
                                  AS OF DECEMBER 31, 1995--(CONTINUED)

                                                                              PERCENTAGE OF
                                                                                  VOTING
                                                         STATE OR COUNTRY       SECURITIES
                                                         OF INCORPORATION      OWNED BY ITS
                                                         OR ORGANIZATION     IMMEDIATE PARENT
                                                         -----------------   ----------------
    Business Computers Botswana (PTY) Limited.........   Botswana                   100(A)
    IBM Bulgaria Ltd. ................................   Bulgaria                   100
    IBM Croatia Ltd./ IBM Hrvatska d.o.o. ............   Croatia                    100
    IBM Ceska Republika spol. s.r.o. .................   Czech Republic             100
    IBM Slovensko spol. s.r.o. .......................   Slovak Republic            100
    Compagnie IBM France, S.A. .......................   France                     100(A)
    IBM Eurocoordination, S.A. .......................   France                      --(B)
    IBM Europe Middle East Africa, S.A................   France                     100(A)
    IBM Beteiligungs GmbH.............................   Germany                    100
    IBM Deutschland GmbH..............................   Germany                     82(D)
    International Business Machines Corporation
      Magyarorszagi Kft. .............................   Hungary                    100
    IBM International Treasury Services Company.......   Ireland                     --(E)
    IBM Ireland Ltd. .................................   Ireland                    100
    IBM SEMEA S.p.A. .................................   Italy                      100
      IBM Hellas Information Handling Systems S.A. ...   Greece                     100(C)
      IBM Israel Ltd. ................................   Israel                     100(C)
      Companhia IBM Portuguesa, S.A. .................   Portugal                   100
      IBM (International Business Machines) Turk Ltd.
        Sirketi.......................................   Turkey                      98(C)
      IBM South Africa Group Ltd. ....................   South Africa                52
    QuanTech..........................................   Lebanon                     15
    European Return Service B.V. .....................   Netherlands                100
    IBM International Centre for Asset Management
      N.V. ...........................................   Netherlands                100
    IBM Nederland N.V. ...............................   Netherlands                100
      IBM International Finance N.V. .................   Netherlands                100
    IBM Polska Sp. z.o.o. ............................   Poland                     100
    International Business Machines A/S...............   Norway                      60(D)
    IBM East Europe/Asia Ltd. ........................   Russia                     100
    IBM Slovenija d.o.o. .............................   Slovenia                   100
    International Business Machines, S.A. ............   Spain                      100(F)
    IBM Nordic Aktiebolag.............................   Sweden                     100
      IBM Danmark A/S.................................   Denmark                    100
      Oy International Business Machines AB...........   Finland                    100
      IBM Svenska Aktiebolag..........................   Sweden                     100
    IBM International Centre for Asset Management
      A.G. ...........................................   Switzerland                100
    IBM (Schweiz)--IBM (Suisse)--IBM (Svizzera)-- IBM
      (Switzerland)...................................   Switzerland                100
    IBM United Kingdom Holdings Ltd. .................   United Kingdom             100
    International Business Machines Limited...........   United Kingdom             100
    Bedford Investments (Private) Ltd. ...............   Zimbabwe                   100

------------

 (A) Minor percentage held by other IBM shareholders, subject to repurchase option.

                                         (Footnotes continued on following page)

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(Footnotes continued from preceding page)

 (B)  IBM Eurocoordination, S.A. is owned approximately 14% each by subsidiaries located in
      France, Germany, Italy and the United Kingdom and approximately 4% each by subsidiaries located in Austria, Belgium, Denmark, Finland, Ireland, Netherlands, Norway, Portugal,
      Spain, Sweden and Switzerland and by four other minority shareholders.
 (C)  Minority percentage owned by IBM World Trade Corporation.
 (D)  Remaining percentage owned by another wholly-owned IBM company.
 (E)  IBM France and IBM Finland each own 16.6% and IBM Denmark and IBM Switzerland each own
      33.3% of IBM International Treasury Services Company.
 (F)  Minor percentage owned by another wholly-ouwned IBM Company.
